Exhibit 4.2

ECtel LTD.

2003 U.S. EMPLOYEE STOCK OPTION PLAN

A. NAME AND PURPOSE

    1.        Name and Purpose: ECtel Ltd. sponsors this plan, as amended from time to time, which shall be known as the “ECtel Ltd. 2003 U.S. Employee Stock Option Plan” (the “Plan”). The purpose and intent of the Plan is to provide incentives to officers, employees and consultants of ECtel Inc. and other non-Israeli subsidiaries of ECtel Ltd. (hereinafter, together with their subsidiaries, the “Companies”) by providing them with opportunities to purchase Ordinary Shares, nominal value 0.04 New Israeli Shekels each (“Shares”), of the parent company of the Companies, ECtel Ltd. (the “Parent”).

    2.        Definitions:

2.1 "Code" means the Internal Revenue Code of 1986, as amended.

2.2 "Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code.

2.3 "Nonqualified Stock Option" means an Option that is not an Incentive Stock Option.

    2.4        “Ten-Percent Stockholder” means an Eligible Grantee, who, at the time an Incentive Stock Option is to be granted to such Eligible Grantee, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, a parent or a subsidiary within the meaning of Sections 424(e) and 424(f), respectively, of the Code.

B. GENERAL TERMS AND CONDITIONS OF THE PLAN

    3.        Administration:

    3.1        The Board of Directors of the Parent may appoint a Share Incentive Committee, which will consist of such number of Directors of the Parent, as may be fixed from time to time by the Board. The Board shall appoint the members of the committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused. The Plan will be administered by the Share Incentive Committee, or by the Board (including, but not limited to, actions which the Share Incentive Committee is not permitted to take according to Section 112 of the Companies Law, 1999 (the “Companies Law”)) (collectively – the “Committee”).

    3.2        The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to or approved in writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

    3.3        Subject to the general terms and conditions of this Plan, the Committee shall have the full authority in its sole and absolute discretion, from time to time and at any time, to determine (i) the persons (“Grantees”) to whom options to purchase Shares (“Option(s)”) shall be granted, (ii) the number of Shares to be covered by each Option, (iii) the time or times at which the same shall be granted, (iv) the price, vesting schedule and conditions on which such Options may be exercised and on which such Shares shall be paid for, and/or (v) interpret or construe the Plan or make determinations with respect to any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In determining the number of Shares covered by the Option to be granted to each Grantee, the Committee may consider, among other things, the Grantee’s salary and the duration of the Grantee’s employment by the Parent.

    3.4        The Committee may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem necessary. No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.

    3.5        The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive unless otherwise determined by the Board, in which event the Board’s determination shall be final and conclusive.

    4.        Eligible Grantees: The Committee, at its discretion, may grant Options to any officer, director or consultant of the Parent or its subsidiaries, provided that such person is not an employee of the Parent resident in Israel; and provided, however, that Incentive Stock Options shall be granted only to employees of the Parent or its subsidiaries. Anything in this Plan to the contrary notwithstanding, all grants of Options to Directors and Office Holders – “Nosei Misra” – as such term is defined in the Israeli Companies Law – 1999, as amended from time to time (the “Companies Law”) – shall be authorized and implemented only in accordance with the provisions of the Companies Law. The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other stock option plan of the Parent.

    5.        Grant of Options and Issuance of Shares: Subject to any applicable law, the effective date of the grant of an Option (the “Date of Grant”) shall be the date specified by the Committee in its determination relating to the award of such Option. The Committee shall promptly give the Grantee written notice of the grant of an Option, and the Grantee shall execute an agreement evidencing such grant and the rights and obligations of the Grantee and the Company with respect to such Option Agreement (the “Option Agreement”).

    6.        Reserved Shares: The total number of Shares that may be subject to Options granted under the Plan shall not exceed 50,000 in the aggregate, subject to adjustments as provided in Section 11 hereof. Without derogating from the foregoing, the Committee shall have full authority in its discretion to determine that the Parent may issue, for the purposes of this Plan, previously issued Shares that are held by the Parent, from time to time, as Dormant Shares (as such term is defined in the Companies Law).. All Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.

    7.        Grant of Options:

7.1 The Committee in its discretion may award to Grantees Options to purchase Shares in the Parent available under the Plan.

    7.2        The Option Agreement shall state, inter alia, the number of Shares covered thereby, the dates when the Option may be exercised, the exercise price, and such other terms and conditions as the Committee at its discretion may prescribe, provided that they are consistent with this Plan.

    7.3        Options granted thereunder shall be for such term as the Committee shall determine, provided that (i) no Incentive Stock Option shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and (ii) no Nonqualified Stock Option shall be exercisable after the expiration of ten (10) years and one (1) day from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

    7.4        The schedule pursuant to which such Options shall vest, and the Grantee shall be entitled to pay for, and acquire, the Shares, shall be determined by the Committee at its sole discretion. Unless determined otherwise by the Committee, the schedule pursuant to which such Options shall vest, and the Grantee thereof shall be entitled to pay for and acquire the Shares, shall be such that the Options shall be fully vested on the first business day following the passing of three (3) years from the Date of Grant (the “Vesting Period”) as follows: fifty percent (50%) of such Options shall vest on each of the first and second anniversaries of the Date of Grant. Vesting period of an Option means, for the purpose of the Plan and its related instruments, the period between the Date of Grant and the date on which the holder of an Option may exercise the rights awarded pursuant to terms of the Option. Vesting of Options granted hereunder will continue only during periods while the employer-employee or other service provider relationship exists between the relevant Company and the Grantee, as the case may be. For the purposes of this paragraph 7.4, the employer-employee or other service-provider relationship will not be deemed to exist with regard to periods during which the Grantee is on an unpaid leave of absence from the Company.

    8.        Exercise Price: The exercise price per Share covered by each Option shall be determined by the Committee in its sole and absolute discretion; provided, however:

    8.1        In the case of an Incentive Stock Option granted to any Eligible Grantee other than a Ten-Percent Stockholder, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of the grant.

    8.2        In the case of an Incentive Stock Option granted to any Ten-Percent Stockholder, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of the grant.

8.3 In no event shall the exercise price of an Option be less than the nominal value of the Shares into which such Option is exercisable.

    8.4        Repricing: Subject to applicable law, the Committee shall have full authority to, at any time and from time to time, without the approval of the shareholders of the Parent, (i) grant, in its discretion, to the holder of an outstanding Incentive Stock Option and/or Nonqualified Stock Option, in exchange for the surrender and cancellation of such Option, a new Option having an exercise price lower than provided in the Option so surrendered and canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of the Plan, or (ii) effectuate a decrease in the Exercise Price of outstanding Nonqualified Stock Option as provided in Section 8.5 below. At the full discretion of the Committee, such actions may be brought before the shareholders of the Parent for their approval.

    8.5        Subject to the foregoing, the Committee may reduce the exercise price of any outstanding Nonqualified Stock Option. In the event of such amendment, the Date of Grant of such Option shall thereafter be considered to be the date of such amendment; provided, however, that for purposes of vesting, the Option shall continue to be exercisable based on the terms set forth in the original Option Agreement.

    8.6        For the purposes hereof, “Fair Market Value” on any date shall be the last sale price reported for the Shares on NASDAQ National Market System (“NMS”) on such date or on the last day preceding such date on which a sale was reported.

    8.7        Notwithstanding any other provision of the Plan to the contrary, the aggregate Fair Market Value (determined as of the date of grant) of the Shares with respect to which Incentive Stock Options granted to a Grantee by the Parent or any parent or subsidiary of the Parent are exercisable for the first time shall not exceed $100,000 in any calendar year; provided, however, that any Option designated as an Incentive Stock Option under the Plan or any portion thereof that exceeds the foregoing limit or that is otherwise disqualified as an incentive stock option by operation of Section 422(d) or any other provision of the Code, shall be treated as a Nonqualified Stock Option for purposes of the Plan.

    9.        Exercise of Options:

9.1 Options shall be exercisable pursuant to the terms under which they were awarded and subject to the terms and conditions of this Plan and the Option Agreement.

    9.2        The exercise of an Option shall be made by a written notice of exercise (the “Notice of Exercise”) delivered by the Grantee to the Parent at its principal executive office, specifying the number of Shares to be purchased and accompanied by the payment therefor, and containing such other terms and conditions as the Committee shall prescribe from time to time. An Option may be exercised in whole or in part to the extent exercisable under the Plan and Option Agreement.

    9.3        Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option has not been exercised and the Shares covered thereby not paid for within ten (10) years after the Date of Grant (or any shorter period set forth in the Option Agreement), such Option and the right to acquire such Shares shall terminate, and all interests and rights of the Grantee in and to the same shall ipso facto expire.

    9.4        Each payment for Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a cashier’s check payable to the order of the Parent, or such other method of payment acceptable to the Parent.

    10.        Termination of Employment:

    10.1        In the event that a Grantee ceases, for any reason, to be employed by the Companies, all Options theretofore granted to such Grantee shall terminate as follows, subject to the provisions of 7.4 above and 11.3 below:

(a) All Options which are not vested and not exercisable at the time of the cessation of employment shall terminate immediately.

    (b)        If the Grantee ceases to be employed by reason of such Grantee’s death or “Disability” (as hereinafter defined), such Options (to the extent exercisable at the time of the Grantee’s cessation of employment) shall be exercisable by the Grantee, Grantee’s legal representative, estate or other person to whom the Grantee’s rights are transferred by will or by laws of descent or distribution (the “Estate”) at any time until thirty (30) days after such Grantee’s Disability has been established, or after the Estate has been legally established (but in no event after the expiration date of such Option), and shall thereafter terminate. In the event of Disability, the Committee will be authorized, at its sole discretion, to decide that the said exercise period is extended, with or without being subject to additional terms or restrictions (except that to the extent that the Grantee holds Incentive Stock Options, the Committee will not extend such term for more than one year after such Grantee’s Disability has been established). For purposes hereof, Disability shall mean a physical or mental impairment constituting a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

    (c)        If the Grantee ceases to be employed for any other reason, such Options (to the extent exercisable at the time of the Grantee’s termination of employment) shall be exercisable at any time until the two (2) weeks from the termination of the Employee’s employment (but in no event after the expiration date of such Option), and shall thereafter terminate. For the purposes of this Section 10.1(c), the date of termination of employment shall be the date on which the termination notice is sent to the Grantee, or the date on which the resignation notice is sent to the employer, as the case may be, regardless of the actual date of cessation of work.

    (d)        Notwithstanding the aforesaid in Section 10.1(c) above, if the Grantee’s termination of employment is due to (i) breach of the Grantee’s fiduciary duties towards any of the Companies, or (ii) breach of the Grantee’s duty of care towards any of the Companies, or (iii) the Grantee has committed any fellony, or (iv) the Grantee has committed a fraudulent act towards any of the Companies, or (v) the Grantee caused intentionally, by act or omission, any material financial damage to any of the Companies, all the Options whether vested or not shall ipso facto expire immediately and be of no legal effect. For the purposes of this Section 10.1(d), the date of termination of employment shall be the date on which the termination notice is sent to the Grantee, or the date on which the resignation notice is sent to the employer, as the case may be, regardless of the actual date of cessation of work.

    (e)        Notwithstanding the aforesaid, if the Grantee ceases to be a full-time employee of any of the Companies and becomes a part-time employee, such Options (to the extent exercisable at the time the Grantee ceases to be a full-time employee of any of the Companies) shall be exercisable for a period of six (6) months following such cessation of the full-time employment, and shall thereafter terminate. All Options that are not vested at the time of cessation of the full-time employment shall ipso facto expire and be of no legal effect.

    (f)        If a Grantee should retire (as such term is defined by the Committee at its sole and absolute discretion), he shall, subject to the approval of the Committee, continue to enjoy such rights, if any, under the Plan and on such terms and conditions, with such limitations and subject to such requirements as the Committee in its discretion may determine.

    10.2        Whether the cessation of employment of a particular Grantee is for reason of “Disability” for the purposes of paragraph 10.1(b) hereof or by virtue of “retirement” for purposes of paragraph 10.1(f) hereof, or is a termination of employment other than by reason of such Disability or retirement, or is for reasons as set forth in paragraph 10.1(d) hereof, shall be finally and conclusively determined by the Committee in its absolute discretion.

    10.3        Notwithstanding the foregoing provisions of Section 10.1, the Committee may provide, either at the time an Option is granted or thereafter, that such Option may be exercised after the periods provided for in Section 10.1, but in no event beyond the term of the Option.

    11.        Adjustment Upon Changes in Capitalization

    11.1        to any required action by the shareholders of the Parent, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Parent; provided, however, that conversion of any convertible securities of the Parent shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made in the sole and absolute discretion of the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Parent of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

    11.2        Any such adjustment in the Shares or other securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424 (h) (3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

    11.3        In the event of the proposed dissolution or liquidation of the Parent, the Committee shall notify each Grantee at lease fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, each Option will terminate immediately prior to the consummation of such proposed action.

    11.4        (a) In the event of a Corporate Transaction (as defined below), immediately prior to the effective date of such Corporate Transaction, each Option may, at the sole and absolute discretion of the Committee, either:

    (i)        be substituted for options to purchase securities of any successor entity (the “Successor Entity Option”) such that the Grantee may exercise the Successor Entity Option for such number and class of securities of the successor entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Option been exercised immediately prior to the effective date of such Corporate Transaction; and/or

    (ii)        be assumed by the successor entity such that the Grantee may exercise the Options for such number and class of securities of the successor entity which would have been issuable to the Grantee in consummation of such Corporate Transaction, had the Option been exercised immediately prior to the effective date of such Corporate Transaction.

In the event of a clause (i) or clause (ii) action, appropriate adjustments shall be made to the exercise price per Share to reflect such action.

    (b)        Immediately following the consummation of the Corporate Transaction, all outstanding Options shall terminate and cease to be outstanding, except to the extent assumed by a successor entity.

    (c)        Notwithstanding the aforementioned in Section 7.4 above, ten (10) days prior to the effective date of the Corporate Transaction, all Options granted under the plan to directors and executive officers of Parent, notwithstanding the Vesting Period of such Options, subject to closing of said transaction, shall vest in full and become fully exercisable.

    (d)        Notwithstanding the foregoing, and without derogating from the power of the Committee pursuant to the provisions of this Plan, the Committee shall have full authority and sole discretion to determine that any of the provisions of Sections 11.4(a)(i) and/or 11.4(a)(ii) above shall apply in the event of a Corporate Transaction in which the consideration received by the shareholders of the Parent is not solely comprised of securities of a successor entity, or in which such consideration is solely cash or assets other than securities of a successor entity.

    (e)        “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Parent and its subsidiaries;

(ii) a sale or other disposition of at least eighty percent (80%) of the outstanding securities of the Parent;

(iii) a merger, consolidation or similar transaction following which the Parent is not the surviving corporation; or

    (iv)        a merger, consolidation or similar transaction following which the Parent is the surviving corporation but the Ordinary Shares of the Parent outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

    11.5        Subject to any provision in the Article of Association of the Parent, in the event that all or substantially all of the issued and outstanding share capital of the Parent is to be sold (the “Sale”), each Grantee shall be obligated to participate in the Sale and sell his or her Shares and/or Options in the Company, provided, however, that each such Share or Option shall be sold at a price equal to that of any other Share sold under the Sale (minus the applicable exercise price), while accounting for changes in such price due to the respective terms of any such Option, and subject to the absolute discretion of the Board.

    12.        Non-Transferability

        No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee’s guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.

    13.        Term and Amendment of the Plan:

13.1 The Plan shall expire on August 3, 2013 (except as to Options outstanding on that date).

    13.2        Subject to applicable laws, the Board in its discretion may, at any time and from time to time, without the approval of the Shareholders of the Parent terminate or amend the Plan in any respect and without derogating from the aforesaid, the Board may (i)  expand of the class of participants eligible to participate in the Plan; and/or (ii) expand the types of options or awards provided under the Plan and/or (iii) extend the duration of the Plan. Notwithstanding the aforesaid, at the full discretion of the Board any of the above actions may be brought before the shareholders of the Parent for their approval.

In no event may any action to amend or terminate the Plan of the Parent alter or impair the rights of a Grantee, without his consent, under any Option previously granted to him.

    14.        Tax Consequences: All tax consequences arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares covered thereby or from any other event or act (of the Parent or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Parent and hold it harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Grantee.

    15.        Restricted Stock:

    15.1        The Shares issuable upon exercise of the Options granted herein will be “restricted securities” under the Securities Act of 1933 and the regulations promulgated hereunder (the “Act”) and may not be resold absent registration under the Act or an available exemption thereunder. In the event that an owner of Shares issued pursuant to this Plan effects a sale or transfer of such Shares under an available exemption under the Act, such owner shall, before effecting such sale or transfer, (i) notify the Parent in writing of the proposed disposition and the name of the proposed transferees, (ii) furnish the Parent with an opinion of counsel satisfactory in form and content to the Parent, and (iii) furnish the Parent with an agreement in writing from the transferee pursuant to which such transferee agrees to be bound by the provisions contained herein and in the Option Agreement, or (iv) the Parent shall have waived, expressly and in writing, its rights under clauses (i), (ii) and (iii) of this subsection.

    15.2        The Shares issuable upon exercise of the Options granted herein, once any such Option is exercised and the Shares issued, will be subject to a lock-up for 180 days (or for such longer period as may be requested by the Parent’s underwriter or underwriters) following the date immediately subsequent to the first date of the effectiveness of the first underwritten public offering of any of the Parent’s securities. In connection with any subsequent underwritten public offering of the Parent’s securities, the Shares issuable upon exercise of the Options granted herein, once any such Option is exercised and the Shares issued, will be subject to a lock-up for 120 days (or such longer period as may be requested by the Parent’s underwriter or underwriters) following the date immediately subsequent to the first date of the effectiveness of such public offering. During such periods, if the owner of the option Shares is not participating in such public offering, the owner of the option Shares will not be allowed to sell or transfer, or offer to sell or transfer, any Shares without the prior written consent of the Parent’s underwriter or underwriters.

    16.        Miscellaneous:

    16.1        Continuance of Employment: Neither the Plan nor the grant of an Option thereunder shall impose any obligation on the Parent to continue the employment of any Grantee, and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Grantee any right to continue in the employ of the Parent, or restrict the right of the Parent to terminate such employment at any time.

16.2 Governing Law; Regulations and Approvals:

16.2.1 The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.

     16.2.2        The obligation of the Parent to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     16.2.3        Subject to Section 9, the Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority or to obtain for Optionees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

     16.2.4        Each Option is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions that are not acceptable to the Committee.

16.3 Application of Funds: The proceeds received by the Parent from the sale of Shares pursuant to Options granted under the Plan will be used for general corporate purposes of the Parent.

    16.4        Multiple Agreements: The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Option Agreement or multiple Option Agreements, as determined by the Committee.

    16.5        Non-Exclusivity of the Plan: The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

    16.6        Withholding of Taxes: The Parent shall have the right to deduct from any payment of cash to any Optionee an amount equal to the income taxes and other amounts required by law to be withheld with respect to any Option. Notwithstanding anything to the contrary contained herein, if an Optionee is entitled to receive Shares upon exercise of an Option, the Parent shall have the right to require such Optionee, prior to the delivery of such Shares, to pay to the Parent the amount of any income taxes and other amounts that the Parent is required by law to withhold. With respect to any Incentive Stock Options granted under this Plan, if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to such Optionee’s exercise of the Incentive Stock Option, and such disposition occurs within the two-year period commencing on the day after the date of grant of such Option or within the one-year period commencing on the day after the date of issuance of the Share or Shares to the Optionee pursuant to the exercise of such Option, such Optionee shall, within ten (10) days of such disposition, notify the Parent thereof and thereafter immediately deliver to the Parent any amount of income taxes and other amounts that the Parent informs the Optionee the Parent is required to withhold.